Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:

    Western Goldfields Orders Mining Fleet to Proceed With Mesquite Mine
    Production

    <<
        -  Arrival of $60.9 million of fleet equipment expected to enable
           Company to meet annual gold production target of 165,000 ounces at
           California mine commencing April 2008
        -  Evaluating three project debt proposals to finance fleet and expects to sign mandate by end of November
    >>

    TORONTO, Nov. 21 /CNW/ - Western Goldfields, Inc. (TSX: WGI, OTC
BB: WGDF.OB) today announced the Board of Directors has approved capital expenditures for the mining fleet totaling $67.0 million and has issued purchase orders totaling $60.9 million. All currency amounts are in U.S.
dollars.
    The initial mining fleet includes 11 Terex 190-ton haul trucks, two O&K
RH340 shovels, a Letourneau 1350 loader, and Caterpillar ancillary equipment.
Western Goldfields also has issued purchase orders to secure a tire inventory for the first year's estimated consumption.
    "Placing the initial order for our mining fleet is a significant milestone for Western Goldfields as it secures the delivery of the new equipment required to bring our Mesquite Mine in California into full production," said Raymond Threlkeld, President and Chief Executive Officer.
"We expect the mining fleet to arrive in mid-2007, which should allow Western
Goldfields to meet our goal of average annual production of 165,000 ounces of gold at total cash cost of approximately $335 per ounce commencing in April
2008."
    Initial capital expenditures are now estimated to be $97.9 million, which is $9.7 million higher than indicated in the feasibility study. This increase is primarily due to the Company electing to purchase EPA certified engines for the truck fleet which operate with lower emission levels than the EPA compliant engines considered in the feasibility study.
    Western Goldfields is evaluating three project debt proposals to finance the initial mining fleet and it intends to sign a mandate letter by the end of
November 2006.

    Western Goldfields, Inc.
    ------------------------

    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. Western Goldfields acquired the Mesquite property in 2003 from Newmont Mining Corporation. Newmont operated the mine until 2001 when it ceased operations, as the low gold prices at that time did not support expansion plans. However, Newmont continued the permitting process for expansion, and the permits were approved in 2002. Western Goldfields has continued producing gold from ore placed on heaps by the previous owners, and expects gold production in 2006 to be about 14,000 ounces.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI and is quoted on the OTCBB under the symbol
WGDF.OB. The Company currently has 75,604,632 common shares issued and outstanding and 110,701,872 shares of common stock on a fully diluted basis.
For further details, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------

    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2005 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com;
Richard Wertheim, Investor and Media Relations, Wertheim + Company Inc., (416)
594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 08:00e 21-NOV-06